Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

A National Banking Association	94-1347393
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue

Sioux Falls, South Dakota 57104

(Address of principal executive offices)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address, including zip code, and telephone number, including area code, of agent of service)

REGIS CORPORATION

(Exact name of registrants as specified in its charter)

Minnesota	41-0749934
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

7201 Metro Boulevard

Edina, Minnesota 55439

(952) 947-7777

Eric A. Bakken, Esq.

Vice President and General Counsel

Regis Corporation

7201 Metro Boulevard

Edina, Minnesota 55439

(952) 947-7225

 (Name, address, including zip code, and telephone number, including area code, of agent of service)

Convertible Senior Notes Due 2014

(Title of the Indenture Securities)

Item 1.    General Information.  Furnish the following information as to the trustee:

(a)                          Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                         Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each affiliation:

                None with respect to the trustee.

No responses are included for Items 3014 of this Form T-1 because obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.  Not applicable.

Item 16.  List of Exhibits.  List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                             A copy of the Articles of Association of the trustee now in effect.(*)

Exhibit 2.                             A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.(**)

Exhibit 3.                             See Exhibit 2

Exhibit 4.                             Copy of By-laws of the trustee as now in effect. (***)

Exhibit 5.                             Not applicable.

Exhibit 6.                             The consent of the trustee required by Section 321(b) of the Trust Indenture Act.

Exhibit 7.                             A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                             Not applicable.

Exhibit 9.                             Not applicable.

(*)                      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

(**)               Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

(***)        Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 6th day of July, 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jayne Sillman
Name:	Jayne Sillman
Title:	Vice President

EXHIBIT 6

Section 321(b) Consent

July 6, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial or District authorities authorized to make such examination  may be furnished by such authorities to the Securities and Exchange Commission upon requests thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jayne Sillman
Name:	Jayne Sillman
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$12,028
Interest-bearing balances	10,631
Securities:
Held-to-maturity securities	0
Available-for-sale securities	102,802
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	7,380
Securities purchased under agreements to resell	1,122
Loans and lease financing receivables:
Loans and leases held for sale	28,411
Loans and leases, net of unearned income	332,448
LESS: Allowance for loan and lease losses	10,240
Loans and leases, net of unearned income and allowance	322,208
Trading Assets	11,401
Premises and fixed assets (including capitalized leases)	4,281
Other real estate owned	1,172
Investments in unconsolidated subsidiaries and associated companies	438
Intangible assets
Goodwill	11,381
Other intangible assets	13,099
Other assets	25,816
Total assets	$552,170

LIABILITIES
Deposits:
In domestic offices	$316,654
Noninterest-bearing	76,832
Interest-bearing	239,822
In foreign offices, Edge and Agreement subsidiaries, and IBFs	55,774
Noninterest-bearing	1,002
Interest-bearing	54,772
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	32,172
Securities sold under agreements to repurchase	13,234

Dollar Amounts
In Millions

Trading liabilities	7,432
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	46,503
Subordinated notes and debentures	16,011
Other liabilities	19,122
Total liabilities	$506,902

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	29,112
Retained earnings	17,471
Accumulated other comprehensive income	(2,007)
Other equity capital components	0
Total equity capital	45,096
Noncontrolling (minority) interests in consolidated subsidiaries	172

Total equity capital	45,268

Total liabilities, minority interest, and equity capital	$552,170

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf	Directors
Carrie Tolstedt